Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Fourth Quarter and Full Year 2010 Results

Santa Ana, Calif., February 22, 2011 - SRS Labs, Inc. (NASDAQ: SRSL), officially recognized as one of America’s Greatest Brands and the industry leader in surround sound, audio and voice technologies reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Revenues in the fourth quarter 2010 increased 1% to $7.1 million from $7.0 million in the same period a year ago. For the full year 2010, revenues increased 25% to a record $31.2 million from $25.0 million in 2009. The annual increase in revenue was primarily attributable to increased revenues in the home entertainment, personal telecommunications, automotive and personal computer markets.

Operating expenses in the fourth quarter 2010 increased 16% to $7.5 million from $6.4 million in the same quarter a year ago. For the full year 2010, operating expenses increased 23% to $28.1 million from $22.8 million in 2009. Investments over the past two years in key hires have paid dividends with our top line performance.  Other than continuing to hire for key open or newly created positions to take advantage of market opportunities, we believe that we are staffed at an appropriate level to accommodate forecasted growth for 2011.

Net loss in the fourth quarter 2010 was $431,000 or $(0.03) per diluted share compared to net income of $473,000 or $0.03 per diluted share in the fourth quarter of 2009. For the full year 2010, net income increased 41% to $3.0 million or $0.19 per diluted share, from $2.1 million or $0.14 per diluted share in 2009.

Quarter-end cash and cash equivalents, and short and long-term investments totaled $43.1 million as of December 31, 2010, as compared to $42.8 million at the end of the prior quarter.

Management Commentary

“2010 was another milestone year for SRS as we successfully delivered upon our initial 25% growth target for the year. I am, nevertheless, disappointed for not achieving our more optimistic mid- year guidance, which raised our estimate from the initial 25% to 30% based on our momentum and the sales forecast of our key customers,” said Thomas C.K. Yuen, SRS Lab’s Chairman and CEO. “In the 2nd half of 2010, some of our customers experienced a slowdown in sales and that, in addition to some royalty reporting discrepancies, impacted our revenues in the fourth quarter. Our record results for the year, however, reflect solid execution of our strategic plans to drive top-line growth and diversify our revenue streams while successfully retaining our customer base, penetrating deeper within our key accounts, and adding new customers to our portfolio.”

“With an exciting, highly successful CES just behind us, we believe our basic IP licensing business outlook remains strong and should continue to grow organically in 2011. During more than 120 customer meetings conducted at the show, we experienced a significant level of interest in our technologies and services by both existing and prospect accounts. We also generated quite a bit of excitement among our partners, members of the press and industry experts for our vision related to the future of audio where our revolutionary Multi-Dimensional Audio concept was labeled as a game-changer and SRS referred to as a thought-leader.”

“Our expectations for 2011 remain strong as we build on the operational and financial momentum we achieved in 2010. Based on our robust pipeline of new opportunities, design wins in progress, and contracts signed, we expect revenues for fiscal 2011 to grow by 25% compared to 2010 and deliver improved profit margins.”

Conference Call

SRS Labs will hold a conference call later today (February 22, 2011) to discuss the results for the fourth quarter and year ended December 31, 2010. Chairman and CEO Thomas C.K. Yuen, CFO Ulrich Gottschling and CTO Alan Kraemer will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 1-877-353-2262

Conference ID#: 40289846

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.  Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com. The website will host a replay of the call available after 6:00 p.m. Eastern time. Investors may also listen to the replay by dialing 1-800-642-1687 and entering conference ID#:40289846, available until March 8, 2011.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics across the four screens: TV; PC; Mobile Phones; and Automotive Entertainment Systems. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers, software developers, and content aggregators, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling, audio streaming, and voice processing technologies. SRS solutions have been included in over two billion electronic products sold worldwide including flat panel HDTVs, AV products, STBs, PCs, mobile phones, and automotive entertainment and telematics systems. For more information, visit www.srslabs.com.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our future growth opportunities, our expansion, investment and diversification plans, and our future operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, our ability to enter into new or expanded license arrangements and increase our brand awareness; the loss of any significant customer; the acceptance of our products and technologies, and the acceptance of our customer’s products that incorporate our technologies; the impact of competitive products and pricing; the impact of emerging industry standards on our technolgies; our ability to control our expenses, and the general economic and business conditions that may adversely impact sales of consumer electronics products general; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

SRS LABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$10,697,827	$27,988,164
Accounts receivable, net	1,191,847	179,114
Prepaid expenses and other current assets	1,069,900	1,147,151
Short-term investments	19,033,000	12,963,000
Total Current Assets	31,992,574	42,277,429

Long-term investments	13,323,000	538,000
Property and equipment, net	672,220	599,794
Intangible assets, net	2,761,432	2,702,160
Deferred income taxes, net	8,576,619	5,631,442
Total Assets	$57,346,845	$51,748,825
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$516,470	$583,157
Accrued liabilities	1,434,970	1,577,891
Deferred revenue	601,825	1,193,454
Total Current Liabilities	2,553,265	3,354,502

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,807,070 and 14,563,715 shares issued and outstanding at December 31, 2010 and 2009, respectively	14,808	14,565
Additional paid-in capital	68,520,878	65,128,337
Accumulated deficit	(13,742,106)	(16,748,579)
Total Stockholders’ Equity	54,793,580	48,394,323
Total Liabilities and Stockholders’ Equity	$57,346,845	$51,748,825

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$7,064,827	$6,974,921	$31,220,389	$24,964,577
Cost of sales	121,302	83,512	349,621	285,543

Gross profit	6,943,525	6,891,409	30,870,768	24,679,034

Operating expenses (i):
Sales and marketing	3,441,384	3,325,852	13,470,852	11,415,115
Research and development	2,312,623	1,662,063	8,060,246	5,721,195
General and administrative	1,728,416	1,439,570	6,526,171	5,656,616
Total operating expenses	7,482,423	6,427,485	28,057,269	22,792,926

Operating income (loss)	(538,898)	463,924	2,813,499	1,886,108
Other income, net	65,585	67,985	245,127	347,528
Income (loss) before income taxes	(473,313)	531,909	3,058,626	2,233,636
Income taxes (benefit)	(42,275)	58,843	52,153	98,006
Net income (loss)	$(431,038)	473,066	$3,006,473	$2,135,630

Net income per common share:
Basic	$(0.03)	$0.03	$0.20	$0.15
Diluted	$(0.03)	$0.03	$0.19	$0.14

Weighted average common shares used in the per share calculations:
Basic	14,765,715	14,683,587	14,670,751	14,460,490
Diluted	14,765,715	15,239,624	15,602,051	14,813,372

(i)  Includes share-based compensation expense as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Sales and marketing	191,018	129,580	703,876	511,301
Research and development	135,023	123,696	551,934	457,464
General and administrative	253,531	272,441	997,920	987,292
Total share-based compensation expense	579,572	525,717	2,253,730	1,956,057